Exhibit 31.1

Exhibit 31.1—CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, My E. Chung, certify that:

1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of Luna Innovations Incorporated; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 10, 2012

/s/ My E. Chung
My E. Chung President and Chief Executive Officer